Exhibit 99.1

Contact:	Michael Bermish
Investor Relations Officer
(732) 212 — 3321
FOR IMMEDIATE RELEASE
WELLMAN REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS
February 21, 2007, Shrewsbury, NJ — Wellman, Inc. (NYSE: WLM) today reported sales of $324.5 million for the quarter ended December 31, 2006 and record sales of $1.3 billion for the year ended December 31, 2006. The net loss from continuing operations attributable to common stockholders for the quarter ended December 31, 2006 was $25.6 million, or $0.80 per share, compared to a net loss attributable to common stockholders of $47.2 million, or $1.49 per share, for the quarter ended December 31, 2005. For the full year 2006, Wellman reported a net loss from continuing operations attributable to common stockholders of $98.1 million, or $3.07 per share, compared to a net loss from continuing operations attributable to common stockholders of $72.7 million, or $2.29 per share, for the full year 2005.
The net loss, including discontinued operations, attributable to common stockholders for the quarter ended December 31, 2006 was $52.9 million, or $1.65 per share, compared to a net loss attributable to common stockholders of $47.4 million, or $1.50 per share, for the quarter ended December 31, 2005. For the full year 2006, Wellman reported a net loss attributable to common stockholders of $126.8 million, or $3.97 per share, compared to a net loss attributable to common stockholders of $74.1 million, or $2.34 per share for the full year 2005.
Tom Duff, Wellman’s Chairman and Chief Executive Officer, stated, “In light of our 2006 results and the difficult business environment, we have made the strategic decision to focus on our chemical-based PET resin and polyester fiber businesses. This will allow us to capitalize on our two world-class facilities which utilize some of the latest technology to produce high quality, value added products. We have restructured our management group functionally which will allow us to operate in a more efficient and cost effective manner. In the fourth quarter 2006, we decided to dispose of our European PET resins business and reflected those results and the expected loss on disposal in discontinued operations. We are exploring strategic alternatives for our European fibers business and our Engineering Resins business. Downer & Co., an investment bank, is working with us in evaluating options for our European fibers business. These actions are intended to allow us to improve our operating results, generate cash to pay down debt, and provide the highest possible return to our stockholders.”

Keith Phillips, Wellman’s Chief Financial Officer, commented, “Despite disappointing fourth quarter results we were able to reduce our debt by $23 million and we ended the year with over $100 million in committed availability. As a result of our plans to focus on our core businesses, we expect significant debt reduction in 2007.”
The following table summarizes Wellman’s results for the fourth quarter and full year 2006 and 2005.

			Full Year
(in millions, except per share data)	4Q 06	4Q 05*	2006	2005*
Net Sales	$324.5	$287.3	$1,332.0	$1,305.6
Gross Profit	6.5	22.3	38.6	119.7
SG&A Expenses	14.3	15.6	55.2	58.5

Operating Income (Loss) Excluding Other Items	(7.8)	6.7	(16.6)	61.2
Other Items	1.8	54.6	45.8	98.7

Operating Loss	(9.6)	(47.9)	(62.4)	(37.5)
Interest Expense, net	15.5	12.2	58.0	45.4

Loss from Continuing Operations Before Income Tax Benefit	(25.1)	(60.1)	(120.4)	(82.9)
Income Tax Benefit	(3.3)	(16.3)	(36.7)	(24.4)

Loss from Continuing Operations	(21.8)	(43.8)	(83.7)	(58.5)
Loss from Discontinued Operations, net of tax	(27.3)	(0.2)	(28.7)	(1.4)

Net Loss	$(49.1)	$(44.0)	$(112.4)	$(59.9)

Accretion	(3.8)	(3.4)	(14.4)	(14.2)

Net Loss Attributable to Common Stockholders	$(52.9)	$(47.4)	$(126.8)	$(74.1)

Basic and Diluted Net Loss per Common Share:
Net Loss Attributable to Common Stockholders from Continuing Operations	$(0.80)	$(1.49)	$(3.07)	$(2.29)
Net Loss Attributable to Common Stockholders from Discontinued Operations	(0.85)	(0.01)	(0.90)	(0.05)

Net Loss Attributable to Common Stockholders	$(1.65)	$(1.50)	$(3.97)	$(2.34)

* 2005 amounts reflect our change in accounting principle and the effect of discontinued operations.
     Other Items included in Operating Loss for the same periods are comprised of the following:

			Full Year
(in millions)	4Q 06	4Q 05	2006	2005
Goodwill Impairment	$33.4	$—	$33.4	$—
Johnsonville Fibers Disposal Costs, net	(0.8)	—	33.3	—
Pension Actuarial Loss/(Gain)	(22.2)	41.4	(22.2)	41.4
Hurricane Katrina Costs, net	(6.6)	16.6	1.4	24.0
Restructuring Charges	—	—	1.5	0.6
Legal and Settlement Costs	—	—	—	35.9
Miscellaneous	(2.0)	(3.4)	(1.6)	(3.2)

Total Other Items	$1.8	$54.6	$45.8	98.7

EBITDA
We have provided two non-GAAP measures, “EBITDA, as defined” and “Proforma Hurricane EBITDA, as defined”. We have provided EBITDA, as defined because our major debt agreements use this measurement as a key component which affects our ability to incur additional indebtedness, make investments, and make certain restricted payments, such as dividends. It is also an important measurement tool for (1) financial institutions that provide us with capital; (2) investors; and (3) our Board and management. In each instance, we use EBITDA, as defined because it excludes items that are not expected to impact the long-term cash flow of the business and are not an indication of our ongoing operating performance. We provide EBITDA, as defined as an additional measure frequently used to value an enterprise and to enable investors to analyze the efficiency of our operations and to compare and/or rank us with other companies with differing capital structures. We also believe it assists investors in analyzing our future ability to pay dividends, which is a key component in many investment decisions. Our Board, our chief decision maker, and senior management use EBITDA, as defined to evaluate the operating performance of our business segments. EBITDA, as defined, is calculated in accordance with our debt agreements by adding Net Earnings (Loss), Income Tax Expense (Benefit), Interest Expense, Depreciation & Amortization and Permitted Adjustments.
We have also provided Proforma Hurricane EBITDA, as defined to provide comparable EBITDA information which adds an estimate of lost profits as a result of the Gulf Coast hurricanes to our EBITDA. We have provided this because of the reasons listed above and because we do not anticipate our ongoing business incurring lost profits of this magnitude as a result of hurricanes in the future. Proforma Hurricane EBITDA, as defined is EBITDA, as defined plus an estimate of Lost Profits due to the Gulf Coast hurricanes.
The following table reconciles Loss from Continuing Operations to EBITDA, as defined and Proforma Hurricane EBITDA, as defined for the previous five quarters.

(in millions)	4Q 05	1Q 06	2Q 06	3Q 06	4Q 06
Loss from Continuing Operations	$(43.8)	$(15.5)	$(10.9)	$(35.5)	$(21.8)
Income Tax Benefit	(16.3)	(8.2)	(4.4)	(20.8)	(3.3)
Interest Expense, net	12.2	12.6	14.0	15.9	15.5
Depreciation & Amortization	15.4	17.1	17.7	17.1	16.3
Permitted Adjustments	60.2	6.2	2.3	37.6	2.9

EBITDA, as defined	$27.7	$12.2	$18.7	$14.3	$9.6

Trailing Four Quarters EBITDA, as defined	$134.7	$100.1	$94.7	$72.9	$54.8

Lost Profits due to Gulf Coast hurricanes	$10.0	$9.0	$—	$—	$—

Proforma Hurricane (PH) EBITDA , as defined	$37.7	$21.2	$18.7	$14.3	$9.6

Trailing Four Quarters PH EBITDA, as defined	$149.7	$124.1	$118.7	$91.9	$63.8

Permitted Adjustments are adjustments specified in our debt agreements which are used in the calculation of EBITDA, as defined.

(in millions)	4Q 05	1Q 06	2Q 06	3Q 06	4Q 06
Goodwill Impairment	$—	$—	$—	$—	$33.4
Pension Actuarial Loss/(Gain)	41.4	—	—	—	(22.2)
Johnsonville Fibers Disposal Costs, net	—	—	—	34.1	(2.4)
Hurricane Katrina Costs, net	16.6	5.7	1.4	0.9	(6.6)
Other	2.2	0.5	0.9	2.6	0.7

Total Permitted Adjustments	$60.2	$6.2	$2.3	$37.6	$2.9

Despite the importance of EBITDA, as defined we recognize that these non-GAAP financial measures do not replace the presentation of our GAAP financial results and are not intended to represent cash flows or an alternative to net income. The EBITDA information we provide is simply supplemental information and an additional measurement tool to assist our management and certain investors in analyzing our performance.
* * * *
Wellman, Inc. manufactures and markets high-quality polyester products, including PermaClear® brand PET (polyethylene terephthalate) packaging resin and Fortrel® brand polyester fiber.
Non-GAAP financial measures
This press release includes non-GAAP financial measures, as defined by the Securities and Exchange Commission. Specifically, management believes “EBITDA, as defined” and “Proforma Hurricane EBITDA, as defined” as described on the Company’s web site are important measures used by investors, analysts and financial institutions to evaluate the Company’s performance. EBITDA, as defined is calculated by adding Net Earnings (Loss) from Continuing Operations, Income Tax Expense (Benefit), Interest Expense, Depreciation, Amortization and Permitted Adjustments. All of the Permitted Adjustments were included in Net Earnings (Loss) from Continuing Operations. Proforma Hurricane EBITDA, as defined is calculated by adding Lost Profits due to Gulf Coast hurricanes to EBITDA, as defined.
Webcast of Conference Call
Wellman, Inc. will conduct a conference call to review 4th quarter 2006 results at 1:30 P.M. Eastern Time on Thursday, February 22, 2007. This call is available in a live Webcast on the Wellman, Inc. web page. To access the Webcast, log onto the Wellman, Inc. website at: http://www.wellmaninc.com, go to the Investor Relations page and follow the prompts. Replay of the Webcast will be available late afternoon February 22, 2007 and will remain on the website for 7 days. The replay can be accessed by following the same procedure used to access the live Webcast. Presentation slides for the conference call will be available at 1:30 P.M. Thursday, February 22, 2007 on the Wellman, Inc. website Investor Relations page under the Webcasts and Conferences section as well as part of the live Webcast. During the presentation, certain non-GAAP terms may be used. An explanation of these terms can be found on the Wellman, Inc. website, in the Financial Glossary section of the Investor Relations page. To access the Investor Relations page of our website, follow the same procedures used to access the Webcast.

Forward-Looking Statements
Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date hereof based upon current expectations, and we undertake no obligation to update the information contained herein. These forward-looking statements involve certain risks and uncertainties, including, but not limited to: reduced raw material margins; availability and cost of raw materials; reduced sales volumes; increase in costs; polyester staple fiber, textile and PET resin imports; the actions of our competitors; the financial condition of our customers; availability of financing, changes in financial markets, interest rates, credit ratings, tax risks; environmental risks and foreign currency exchange rates; regulatory changes; U.S., European, Asian and global economic conditions; prices and volumes of PET resin imports; work stoppages; levels of production capacity and profitable operations of assets; prices of competing products; natural disasters and acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K/A for the year ended December 31, 2005.

Wellman, Inc
Condensed Consolidated Statement of Operations (Unaudited)
(In Millions, except per share data)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2006	2005 (a)	2006	2005 (a)
Net Sales	$324.5	$287.3	$1,332.0	$1,305.6

Cost of Sales	318.0	265.0	1,293.4	1,185.9

Gross Profit	6.5	22.3	38.6	119.7

Selling, General and Administrative Expenses	14.3	15.6	55.2	58.5

Goodwill Impairment	33.4	—	33.4	—

Johnsonville Fibers Disposal Costs	(0.8)	—	33.3	—

Restructuring Charges	—	—	1.5	0.6

Provision for Uncollectible Accounts	0.3	0.1	0.4	0.5

Other Expense (Income), Net	(31.1)	54.5	(22.8)	97.6

Operating Loss	(9.6)	(47.9)	(62.4)	(37.5)

Interest Expense, Net	15.5	12.2	58.0	45.4

Loss From Continuing Operations Before Income Tax Benefit	(25.1)	(60.1)	(120.4)	(82.9)

Income Tax Benefit	(3.3)	(16.3)	(36.7)	(24.4)

Loss From Continuing Operations	(21.8)	(43.8)	(83.7)	(58.5)

Loss From Discontinued Operations, Net of Tax	(27.3)	(0.2)	(28.7)	(1.4)

Net Loss	$(49.1)	$(44.0)	$(112.4)	$(59.9)

Net Loss Attributable to Common Stockholders:

Net Loss	$(49.1)	$(44.0)	$(112.4)	$(59.9)

Accretion	(3.8)	(3.4)	(14.4)	(14.2)

Net Loss Attributable to Common Stockholders	$(52.9)	$(47.4)	$(126.8)	$(74.1)

Basic and Diluted Net Loss Per Common Share:
Net Loss Attributable to Common Stockholders From Continuing Operations	$(0.80)	$(1.49)	$(3.07)	$(2.29)
Net Loss Attributable to Common Stockholders From Discontinued Operations	(0.85)	(0.01)	(0.90)	(0.05)

Net Loss Attributable to Common Stockholders	$(1.65)	$(1.50)	$(3.97)	$(2.34)

Average Common Shares — Basic and Diluted	32.0	31.7	31.9	31.7

(a)	All 2005 amounts presented above reflect our change in accounting principle to recognize actuarial gains and losses in the year they are incurred. In addition, all amounts have been revised to reflect discontinued operations.

WELLMAN, INC.
SUPPLEMENTAL INFORMATION*

SALES BY GROUP	4Q06	4Q05	FY06	FY05
Segments at 12/31/06:
(Millions $)
Packaging Products Group	$182	$146	$766	$710
Fibers & Recycled Products Group	143	141	566	596

Total Sales	$325	$287	$1,332	$1,306

Segments, Based on New Structure in 2007:
Chemical-Based	$252	$216	$1,051	$1,009
Recycled-Based	73	71	281	297

Total Sales	$325	$287	$1,332	$1,306

BALANCE SHEET DATA	12/31/06	12/31/05
(Millions $)
Accounts Receivable	$191	$157
Inventories	$144	$154
Debt, Net	$580	$499
CASH FLOW DATA

(Millions $)	4Q06	4Q05	FY06	FY05
Depreciation from continuing operations	$12.0	$11.0	$50.7	$49.0
Amort (non-interest)	4.3	4.4	17.6	17.4
Amort (Interest)	0.9	0.8	3.4	3.4

Total D&A from continuing operations	$17.2	$16.2	$71.7	$69.8
Capital expenditures from continuing operations	$4.0	$10.4	$29.0	$49.4
SEGMENT PROFIT (LOSS)
Segments at 12/31/06:

(Millions $)	4Q06	4Q05	FY06	FY05
PPG	$(6.8)	$6.5	$(8.3)	$52.1
FRPG	(1.0)	0.2	(8.3)	9.1

Operating Income (Loss) Excluding Other Items	(7.8)	6.7	(16.6)	61.2
Other Items	(1.8)	(54.6)	(45.8)	(98.7)

Operating Income (Loss)	(9.6)	(47.9)	(62.4)	(37.5)
Interest Expense, Net	(15.5)	(12.2)	(58.0)	(45.4)

Loss From Continuing Operations Before Income Tax Benefit	$(25.1)	$(60.1)	$(120.4)	$(82.9)

Segments, Based on New Structure in 2007:
(Millions $)
Chemical-Based	$(7.2)	$7.4	$(13.7)	$59.0
Recycled-Based	$(0.6)	$(0.7)	$(2.9)	$2.2

Operating Income (Loss) Excluding Other Items	(7.8)	6.7	(16.6)	61.2
Other Items	(1.8)	(54.6)	(45.8)	(98.7)

Operating Income (Loss)	(9.6)	(47.9)	(62.4)	(37.5)
Interest Expense, Net	(15.5)	(12.2)	(58.0)	(45.4)

Loss From Continuing Operations Before Income Tax Benefit	$(25.1)	$(60.1)	$(120.4)	$(82.9)

*	Preliminary information. All 2005 amounts presented reflect our change in accounting principle to recognize actuarial gains and losses in the year they are incurred. In addition, all amounts have been revised to reflect discontinued operations.
CONFERENCE CALL INFO
Wellman, Inc. will host a conference call to review 4Q 2006 and full year results on Thursday, February 22, 2007 at 1:30 p.m. ET.
You are invited to listen to the live Webcast of the conference call by logging onto Wellman, Inc.’s home page
http://www.wellmaninc.com, go the Investor Relations page, and follow the prompts.
The call and related documents contain copyrighted material. It cannot be recorded, rebroadcast or reprinted without Wellman’s express permission. Participation implies consent to the taping and above terms.